UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2020

TARONIS FUELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56101	32-0547454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

24980 N. 83rd Avenue, Suite 100

Peoria, AZ 85383

(Address of principal executive offices) (Zip Code)

(866) 370-3835

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2020, Taronis Fuels, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Borrower”) and Tech Capital, LLC (the “Lender”) entered into a First Modification to Loan and Security Agreement (the “First Modification”), which amended that certain Loan and Security Agreement entered into by and between the Borrower and Lender on October 21, 2020 (“LSA”). For more information about the LSA see the Company’s Current Report on Form 8-K filed with U.S. Securities and Exchange Commission on October 21, 2020. The First Modification revised the LSA such that the Lender could provide the Borrower with a Secured Promissory Note (the “Promissory Note”) as a carve out under the original $10 million credit facility provided to the Borrower under the LSA. The Promissory Note was entered into on December 14, 2020 in connection with the First Modification and provides for a senior secured term loan to the Borrower of $2.5 million (the “Term Loan”), which was provided to Borrower in one advance from Lender. The First Modification includes certain additional terms that modify the LSA.

The Term Loan is subject to and was disbursed under the additional terms and conditions of the previously disclosed in the LSA, as amended by the First Modification. The Term Loan has a maturity date of December 1, 2023. The unpaid balance of the Term Loan accrues interest at a rate equal 4.25% plus the prime rate (as published in the Western Edition of the Wall Street Journal in effect from time to time) per annum, provided that such prime rate shall at all times be deemed to be not be less than 3.25% per annum. Upon the occurrence of an event of default under the Promissory Note, the rate of interest on the Promissory Note may be increased at the option of Lender to an additional 4% in excess of the then applicable interest rate. An event of default under either the Promissory Note or the LSA will cause a cross-default with the other agreement, as applicable, and will permit Lender to enforce its obligations thereunder. Borrower’s obligations are secured by all of its assets.

The foregoing description of the terms of the First Modification and Promissory Note do not purport to be complete and are qualified in their entirety by reference to the full text of the First Modification and Promissory Note, copies of which are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Modification to Loan and Security Agreement, dated December 14, 2020, by and between the Borrower and Lender
10.2	Secured Promissory Note, dated December 14, 2020, by and between Lender and the Borrower

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2020	TARONIS FUELS, INC.

	By:	/s/ Scott Mahoney
	Name:	Scott Mahoney
	Title:	Chief Executive Officer